Exhibit 99.1
Penumbra, Inc. Reports Fourth Quarter and Full Year 2020 Financial Results

ALAMEDA, CA, February 23, 2021 (PR Newswire) - Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today reported financial results for the fourth quarter and full year ended December 31, 2020.

Financial Highlights:

•Revenue of $166.9 million for the fourth quarter of 2020, an increase of 14.9% compared to the fourth quarter of 2019. Excluding the impact of the voluntary recall (a non-GAAP measure)1, revenue of $172.7 million for the fourth quarter of 2020, an increase of 18.9% compared to the same quarterly period a year ago or an increase of 17.7% in constant currency (a non-GAAP measure)1. US revenue of $116.8 million for the fourth quarter of 2020 was 21.6% above the same period a year ago.

•Revenue of $560.4 million for the full year 2020, an increase of 2.4% compared to the full year 2019. Excluding the impact of the voluntary recall1, revenue of $566.2 million for the full year 2020, an increase of 3.4% compared to the full year 2019 or an increase of 3.2% in constant currency1. US revenue of $400.3 million for the full year 2020 was 12.7% above the same period a year ago.

Fourth Quarter 2020 Financial Results
Total revenue increased to $166.9 million for the fourth quarter of 2020 compared to $145.3 million for the fourth quarter of 2019, an increase of 14.9%. Excluding the impact of the voluntary recall1, total revenue increased 18.9% to $172.7 million for the fourth quarter of 2020 compared to the same quarterly period a year ago, or 17.7% in constant currency1. The United States represented 70% of total revenue and international represented 30% of total revenue for the fourth quarter of 2020. Revenue from sales of vascular products grew to $87.1 million for the fourth quarter of 2020, an increase of 45.5%. US vascular revenue and international vascular revenue increased 53.9% and 3.7%, respectively, compared to the fourth quarter of 2019. Revenue from sales of neuro products declined to $79.8 million for the fourth quarter of 2020, a decrease of 6.6%. US neuro revenue declined 13.3% while international neuro revenue increased 1.4% compared to the fourth quarter of 2019. Excluding the impact of the voluntary recall1, revenue from sales of neuro products increased to $85.6 million for the fourth quarter of 2020, an increase of 0.2% compared to the fourth quarter of 2019. Excluding the impact of the voluntary recall1, US neuro revenue declined 3.8% while international neuro revenue increased 5.0% compared to the fourth quarter of 2019.

Gross profit for the fourth quarter of 2020 was $94.3 million, or 56.5% of total revenue, which included a one-time $18.4 million unfavorable impact from the December 2020 voluntary recall which resulted in write-offs of inventory, other charges to cost of revenue and reductions in revenue. Excluding the impact of the voluntary recall, non-GAAP gross profit1 was $112.7 million, or 65.2% of non-GAAP revenue1, for the fourth quarter of 2020. This compares to gross profit of $98.1 million, or 67.6% of total revenue, for the fourth quarter of 2019.

Total operating expenses were $96.1 million, or 57.6% of total revenue for the fourth quarter of 2020. Total operating expenses was 55.6% of total non-GAAP revenue1 for the fourth quarter of 2020. This compares to $87.5 million, or 60.3% of total revenue, for the fourth quarter of 2019. R&D expenses were $19.5 million for the fourth quarter of 2020, compared to $12.9 million for the fourth quarter of 2019. SG&A expenses were $76.6 million for the fourth quarter of 2020, compared to $74.7 million for the fourth quarter of 2019.

Operating loss was $1.7 million for the fourth quarter of 2020. Excluding the impact of the voluntary recall, non-GAAP operating income1 was $16.6 million for the fourth quarter of 2020. This compares to an operating income of $10.6 million for the fourth quarter of 2019.

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Full Year 2020 Financial Results
Total revenue increased to $560.4 million for the year ended December 31, 2020, compared to $547.4 million for the year ended December 31, 2019, an increase of 2.4%. Excluding the impact of the voluntary recall1, total revenue increased 3.4% to $566.2 million for the year ended December 31, 2020 compared to the year ended December 31, 2019, or 3.2% in constant currency1. The United States represented 71% of total revenue and international represented 29% of total revenue for the year ended December 31, 2020. Revenue from the sales of vascular products grew to $267.8 million for the year ended December 31, 2020, an increase of 24.1%. US vascular revenue increased 32.1%, while international vascular revenue declined 11.1% compared to the year ended December 31, 2019. Revenue from the sales of neuro products declined to $292.6 million for the year ended December 31, 2020, a decrease of 11.8%. US neuro revenue decreased 6.4%, and international neuro revenue declined 18.1% compared to the year ended December 31, 2019.

Gross profit for the year ended December 31, 2020 was $338.2 million, or 60.3% of total revenue, which included a one-time $18.4 million unfavorable impact from the December 2020 voluntary recall. Excluding the impact of the voluntary recall, non-GAAP gross profit1 was $356.6 million, or 63.0% of non-GAAP revenue1, for the year ended December 31, 2020. This compares to gross profit of $372.0 million, or 68.0% of total revenue, for the year ended December 31, 2019.

Total operating expenses for the year ended December 31, 2020 were $377.1 million, or 67.3% of total revenue. During the year ended December 31, 2020, total operating expenses included $20.7 million of one-time, non-recurring personnel-related expenses associated with the launch of our Lightning product and a $2.5 million impairment loss on an indefinite-lived intangible asset. Excluding these one-time charges, total non-GAAP operating expenses1 were $354.0 million, or 62.5% of total non-GAAP revenue1 during the year ended December 31, 2020. This compares to total operating expenses of $324.5 million, or 59.3% of total revenue, for the year ended December 31, 2019. R&D expenses were $90.0 million for the year ended December 31, 2020, compared to $51.7 million for the year ended December 31, 2019. SG&A expenses were $287.1 million for the year ended December 31, 2020, compared to $272.7 million for the year ended December 31, 2019.

Operating loss was $38.9 million for the year ended December 31, 2020, which included the impact of i) $20.7 million of one-time, non-recurring personnel-related expenses associated with the launch of our Lightning product, ii) a one-time $18.4 million unfavorable impact from the December 2020 voluntary recall, and iii) a $2.5 million impairment loss on an indefinite-lived intangible asset. Excluding these one-time charges, total non-GAAP operating income1 was $2.6 million for the year ended December 31, 2020. This compares to an operating income of $47.5 million for the year ended December 31, 2019.
Full Year 2021 Financial Outlook
Penumbra projects total revenue for 2021 to be in the range of $675 million to $685 million, which represents growth of 20% to 22% over 2020 revenue of $560.4 million.

Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss financial results for the fourth quarter and year ended December 31, 2020 after market close on Tuesday, February 23, 2021 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (833) 350-1434 for domestic callers and international callers (conference id: 6875748), or the webcast can be accessed on the “Events” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for two weeks following the completion of the call.

About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets novel products and has a broad portfolio that addresses challenging medical conditions in markets with significant unmet need. Penumbra sells its products to hospitals and healthcare providers primarily through its direct sales organization in the United States, most of Europe, Canada and Australia, and through distributors in select international markets. The Penumbra logo is a trademark of Penumbra, Inc. For more information, visit www.penumbrainc.com.
1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) non-GAAP revenue, b) non-GAAP cost of revenue, c) constant currency and d) non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income and non-GAAP diluted earnings per share (“EPS”).

Non-GAAP revenue and non-GAAP cost of revenue. The Company defines non-GAAP revenue and non-GAAP cost of revenue as revenue and cost of revenue excluding the impact of the December 15, 2020 voluntary recall of the Jet 7 Reperfusion Catheter with Xtra Flex technology (“Jet 7 Xtra Flex”).

Constant currency. The Company’s constant currency revenue adjustment estimates the impact of changes in foreign currency rates on the translation of the Company’s current period revenue, excluding the impact of the December 15, 2020 voluntary recall of the Jet 7 Xtra Flex, as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency non-GAAP revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-GAAP gross profit, Non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income and non-GAAP diluted EPS. The adjustments to the GAAP financial measures reflect the exclusion of:

•the effects of the impairment loss on an indefinite-lived intangible asset;
•the effects of one-time, non-recurring personnel-related expenses related to the development and launch of the Lightning product;
•the effects of the December 15, 2020 voluntary recall of the Jet 7 Xtra Flex on revenue and cost of revenue; and
•the excess tax benefits associated with share-based compensation arrangements.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. In addition, non-GAAP financial measures enable comparison of the Company’s financial results with other public companies, many of which present similar non-GAAP financial measures.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: the impact of the COVID-19 pandemic on our business, results of operations and financial condition; failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; and potential adverse regulatory actions. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2020, which we expect to file with the SEC on or before March 1, 2021. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$69,670	$72,779
Marketable investments	195,162	116,610
Accounts receivable, net	114,608	105,901
Inventories	219,527	152,992
Prepaid expenses and other current assets	18,735	14,852
Total current assets	617,702	463,134
Property and equipment, net	48,169	51,812
Operating lease right-of-use assets	41,192	43,717
Finance lease right-of-use assets	38,065	39,924
Intangible assets, net	10,639	25,407
Goodwill	8,372	7,656
Deferred taxes	50,139	31,305
Other non-current assets	8,705	2,946
Total assets	$822,983	$665,901
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,109	$15,111
Accrued liabilities	85,795	67,630
Current operating lease liabilities	4,697	4,142
Current finance lease liabilities	1,331	4,165
Total current liabilities	105,932	91,048
Non-current operating lease liabilities	44,183	47,242
Non-current finance lease liabilities	27,066	26,748
Other non-current liabilities	8,014	15,250
Total liabilities	185,195	180,288
Stockholders’ equity:
Preferred stock	—	—
Common stock	36	35
Additional paid-in capital	598,299	430,659
Accumulated other comprehensive income (loss)	2,541	(2,324)
Retained earnings	40,622	57,522
Total Penumbra, Inc. stockholders’ equity	641,498	485,892
Non-controlling interest	(3,710)	(279)
Total stockholders’ equity	$637,788	$485,613
Total liabilities and stockholders’ equity	$822,983	$665,901

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue	$166,898	$145,263	$560,412	$547,405
Cost of revenue	72,585	47,135	222,237	175,441
Gross profit	94,313	98,128	338,175	371,964
Operating expenses:
Research and development	19,455	12,861	90,049	51,723
Sales, general and administrative	76,603	74,688	287,068	272,733
Total operating expenses	96,058	87,549	377,117	324,456
(Loss) income from operations	(1,745)	10,579	(38,942)	47,508
Interest income, net	447	578	1,267	2,854
Other income (expense), net	787	592	(343)	(227)
(Loss) income before income taxes	(511)	11,749	(38,018)	50,135
(Benefit from) provision for income taxes	(3,143)	2,448	(18,761)	3,131
Consolidated net income (loss)	$2,632	$9,301	$(19,257)	$47,004
Net loss attributable to non-controlling interest	$(1,016)	$(388)	$(3,555)	$(1,454)
Net income (loss) attributable to Penumbra, Inc.	$3,648	$9,689	$(15,702)	$48,458
Net income (loss) attributable to Penumbra, Inc. per share:
Basic	$0.10	$0.28	$(0.44)	$1.39
Diluted	$0.10	$0.27	$(0.44)	$1.34
Weighted average shares outstanding:
Basic	36,357,495	34,955,043	35,766,892	34,750,706
Diluted	37,453,842	36,312,471	35,766,892	36,265,999

Penumbra, Inc.
Reconciliation of GAAP Revenue, Cost of Revenue, Gross Profit, Operating Expenses and GAAP Operating Income (Loss) to
Non-GAAP Revenue, Cost of Revenue, Gross Profit, Operating Expenses and Non-GAAP Operating Income (Loss)1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP revenue	$166,898	$145,263	$560,412	$547,405
GAAP revenue includes the effect of the following item:
Impact of voluntary recall of Jet 7 Xtra Flex	5,829	—	5,829	—
Non-GAAP revenue	$172,727	$145,263	$566,241	$547,405

GAAP cost of revenue	$72,585	$47,135	$222,237	$175,441
GAAP cost of revenue includes the effect of the following item:
Impact of voluntary recall of Jet 7 Xtra Flex	12,556	—	12,556	—
Non-GAAP cost of revenue	$60,029	$47,135	$209,681	$175,441

GAAP gross profit	$94,313	$98,128	$338,175	$371,964
GAAP gross profit includes the effect of the following item:
Impact of voluntary recall of Jet 7 Xtra Flex	18,385	—	18,385	—
Non-GAAP gross profit	$112,698	$98,128	$356,560	$371,964

GAAP operating expenses	$96,058	$87,549	$377,117	$324,456
GAAP total operating expenses includes the effect of the following items:
Impairment loss on indefinite-lived intangible asset	—	—	2,500	—
Expenses associated with Lightning launch	—	—	20,652	—
Non-GAAP operating expenses	$96,058	$87,549	$353,965	$324,456

GAAP operating (loss) income from operations	$(1,745)	$10,579	$(38,942)	$47,508
GAAP operating (loss) income from operations includes the effect of the following items:
Impairment loss on indefinite-lived intangible asset	—	—	2,500	—
Expenses associated with Lightning launch	—	—	20,652	—
Impact of voluntary recall of Jet 7 Xtra Flex	18,385	—	18,385	—
Non-GAAP operating income (loss)	$16,640	$10,579	$2,595	$47,508

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Penumbra, Inc.
Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS1
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31, 2020		Three Months Ended December 31, 2019		Year Ended December 31, 2020		Year Ended December 31, 2019
	Net income	Diluted EPS	Net income	Diluted EPS	Net (loss) income	Diluted EPS	Net income	Diluted EPS
GAAP net income (loss)	$3,648	$0.10	$9,689	$0.27	$(15,702)	$(0.44)	$48,458	$1.34
GAAP net income (loss) includes the effect of the following items:
Impairment loss on indefinite-lived intangible asset	—	—	—	—	2,500	0.07	—	—
Expenses associated with Lightning launch	—	—	—	—	20,652	0.57	—	—
Impact of voluntary recall of JET 7 Xtra Flex	18,385	0.49	—	—	18,385	0.50	—	—
Tax effect on the non-GAAP adjustments above[2]	(4,258)	(0.11)	—	—	(9,620)	(0.26)	—	—
Excess tax benefits related to stock compensation awards	(2,112)	(0.06)	(1,596)	(0.05)	(12,226)	(0.33)	(12,870)	(0.36)
Non-GAAP net income	$15,663	$0.42	$8,093	$0.22	$3,989	$0.11	$35,588	$0.98

GAAP diluted EPS		$0.10		$0.27		$(0.44)		$1.34
Non-GAAP diluted EPS[3]		$0.42		$0.22		$0.11		$0.98

Weighted average shares outstanding used to compute:
GAAP diluted EPS	37,453,842		36,312,471		35,766,892		36,265,999
Non-GAAP diluted EPS[3]	37,453,842		36,312,471		37,018,574		36,265,999

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2For the three and twelve months ended December 31, 2020, management used a combined federal and state tax rate tax rate of 23.16% to compute the tax effect of non-GAAP measures.
3For the purposes of calculating Non-GAAP diluted EPS for the year ended December 31, 2020, non-GAAP diluted weighted average shares outstanding of 37,018,574 was used, as the Company had non-GAAP net income in the period.

Penumbra, Inc.
Reconciliation of Revenue Change by Geographic Regions and Product Categories to Non-GAAP Revenue Change1
(unaudited)
(in thousands)

					Non-GAAP Measures
	Three Months Ended December 31,		Reported Change		Recall Impact	Excluding Recall	FX Impact	Non-GAAP Change Adjusted for Recall and FX Impact
	2020	2019	$	%	$	% Change	$	$	%
United States
Neuro	$39,996	$46,150	$(6,154)	(13.3)%	$(4,392)	(3.8)%	$—	$(1,762)	(3.8)%
Vascular	76,801	49,915	26,886	53.9%	—	53.9%	—	26,886	53.9%
Total United States	$116,797	$96,065	$20,732	21.6%	$(4,392)	26.2%	$—	$25,124	26.2%
International
Neuro	$39,804	$39,270	$534	1.4%	$(1,437)	5.0%	$(1,249)	$722	1.8%
Vascular	10,297	9,928	369	3.7%	—	3.7%	(506)	(137)	(1.4)%
Total International	$50,101	$49,198	$903	1.8%	$(1,437)	4.8%	$(1,755)	$585	1.2%
Total	$166,898	$145,263	$21,635	14.9%	$(5,829)	18.9%	$(1,755)	$25,709	17.7%

Penumbra, Inc.
Reconciliation of Revenue Change by Geographic Regions and Product Categories to Non-GAAP Revenue Change1
(unaudited)
(in thousands)

					Non-GAAP Measures
	Year Ended December 31,		Reported Change		Recall Impact	Excluding Recall	FX Impact	Non-GAAP Change Adjusted for Recall and FX Impact
	2020	2019	$	%	$	% Change	$	$	%
United States
Neuro	$168,005	$179,455	$(11,450)	(6.4)%	$(4,392)	(3.9)%	$—	$(7,058)	(3.9)%
Vascular	232,265	175,767	56,498	32.1%	—	32.1%	—	56,498	32.1%
Total United States	$400,270	$355,222	$45,048	12.7%	$(4,392)	13.9%	$—	$49,440	13.9%
International
Neuro	$124,624	$152,230	$(27,606)	(18.1)%	$(1,437)	(17.2)%	$(733)	$(26,902)	(17.7)%
Vascular	35,518	39,953	(4,435)	(11.1)%	—	(11.1)%	(536)	(4,971)	(12.4)%
Total International	$160,142	$192,183	$(32,041)	(16.7)%	$(1,437)	(15.9)%	$(1,269)	$(31,873)	(16.6)%
Total	$560,412	$547,405	$13,007	2.4%	$(5,829)	3.4%	$(1,269)	$17,567	3.2%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.